24(b)(4)(a)(i)

JOHN HANCOCK LIFE INSURANCE
COMPANY OF NEW YORK                                       (JOHN HANCOCK(R) LOGO)

                                                          ANNUITY SERVICE OFFICE
          HOME OFFICE                                        [P.O. Box 55230
[100 Summit Lake Drive, 2nd Floor                         Boston, MA 02205-5230
       Valhalla, NY 10595]                                   1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

          THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

The Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of delivery of the Contract to us, we will pay to the Owner an amount equal to the sum of (i) and (ii), where (i) is the difference between the payments made, including any fees and deductions, and the amounts, if any, allocated to the Separate Account under the Contract, (ii) is the Contract Value attributable to the amounts, if any, allocated to the separate account under the Contract. The Contract Value will be computed at the end of the Valuation Period during which the Contract is delivered to us.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Contract is received by us or (ii) sum of all Payments.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is 4.72%. Explicit annual charges against the assets of the separate account are as follows:

Contract Asset Fee Charge: Not greater than 1.65%

         SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York,
                              on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1


/s/ James D. Gallagher                   /s/ Emanuel Alves
President                                Secretary

        Flexible Payment Deferred Combination Fixed* and Variable Annuity
                                Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

* FIXED ACCOUNT(S) MAY NOT BE AVAILABLE AT THIS TIME. PLEASE REVIEW AVAILABLE INVESTMENT OPTIONS PAGE FOR DETAILS.


VENTURE.100-NY-REV.06                                                   [SAMPLE]

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                        PAGE
-----------------                        ----
SPECIFICATIONS PAGE                       S.1
PART 1 - DEFINITIONS                      1.1
PART 2 - GENERAL PROVISIONS               2.1
PART 3 - OWNERSHIP                        3.1
PART 4 - BENEFITS                         4.1
PART 5 - PAYMENTS                         5.1
PART 6 - VARIABLE ACCOUNT PROVISIONS      6.1
PART 7 - FIXED ACCOUNT PROVISIONS         7.1
PART 8 - ANNUITY PROVISIONS               8.1
PART 9 - TRANSFERS                        9.1
PART 10 - WITHDRAWAL PROVISIONS          10.1
PART 11 - FEES AND DEDUCTIONS            11.1
PART 12 - LOAN PROVISIONS                12.1
PART 13 - PAYMENT OF CONTRACT BENEFITS   13.1
TABLE OF ANNUITY PAYMENT RATES            T.1


VENTURE.100-NY-REV.06                                                   [SAMPLE]

                               SPECIFICATIONS PAGE



TYPE OF CONTRACT:                                          [QUALIFIED]   MATURITY DATE:               [07/25/2027]
CONTRACT DATE:                                            [07/25/1997]   CONTRACT NUMBER:              [000000005]
INITIAL PAYMENT:                                           [$3,500.00]   GOVERNING LAW:                         NY
OWNER:                                                      [JOHN DOE]   OWNER'S AGE                          [46]
CO-OWNER                                                       [_____]   CO-OWNER'S AGE                    [_____]
ANNUITANT:                                                  [JOHN DOE]   ANNUITANT'S AGE:                     [46]
CO-ANNUITANT:                                                  [_____]   CO-ANNUITANT'S                    [_____]
                                                                         AGE
                                                                         ANNUITY OPTION:    [Life 10-Year Certain]

PLAN                                            Venture III
MINIMUM GUARANTEED INTEREST RATE                [3.0%] per year
ON FIXED ACCOUNTS
ASSET FEES
                                                [2.00% years 1-7
   CONTRACT ASSET FEE                           1.85% years 8+]
   [RIDER ASSET FEE(S)]                         [RIDER FEE PERCENTAGE]
      [Enhanced Death Benefit Marketing Name]   [0.20%]
TOTAL ASSET FEE PERCENTAGE
(CONTRACT ASSET FEE PLUS RIDER FEE(S)):
                                                [2.20% years 1-7
                                                2.05% years 8+]
ANNUAL FEE                                      [$30.00(1)]
                                                [(1) Prior to the Maturity Date, when the Annual Administration
                                                     Fee is to be assessed, if the sum of all your Investment
                                                     Accounts exceeds $100,000, the Annual Administration Fee will be waived.]
[OTHER FEES]
   [RIDER]                                      [RIDER FEE PERCENTAGE]
      [Guaranteed Minimum Withdrawal Benefit    [1.20%]
      Marketing Name]

MINIMUM DEATH BENEFIT         The sum of all Payments made, less any amount
                              deducted in connection with partial withdrawals.

                              For purposes of calculating the Minimum Death
                              Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times
                              (ii), where (i) is equal to the Minimum Death
                              Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.


VENTURE.100-NY-REV.06                  [S.1]                            [SAMPLE]

PAYMENT LIMITS                The initial Payment is shown above. Additional
                              Payments may be made at any time. However, each
                              additional Payment must be at least $30. If a
                              Payment would cause the Contract Value to exceed
                              $1,000,000, or the Contract Value already exceeds
                              $1,000,000, no additional Payments will be
                              accepted without our prior approval.

TRANSFER CHARGES AND          We reserve the right to impose, upon notice, a
LIMITATIONS - BEFORE          transaction charge for transfers. In the event a
MATURITY DATE                 charge is imposed, it will not exceed the lesser
                              of $25.00 or 2% of the amount of each transfer.

                              We reserve the right to limit, upon notice, the amount of the transfer and the maximum number of transfers that can be made.

                              You must transfer at least $300 or, if less, the entire amount in the Investment Account each time you make a transfer. If, after the transfer, the amount remaining in the Investment Account from which the transfer is made is less than $100, then we will transfer the entire amount instead of the requested amount.

                              Should we limit the maximum number of transfers that can be made per Contract Year, that limit will be no less than one per month or six at any time within a Contract Year

TRANSFER CHARGES AND          We reserve the right to limit, upon notice, the
LIMITATIONS -- ON OR          maximum number of transfers you may make per
AFTER MATURITY DATE           Contract Year after variable annuity payments have
                              begun.

                              If we limit the maximum number of transfers that can be made after variable annuity payments have begun, the maximum number of transfers you may make per Contract Year shall be no less than 4.

LIMITATIONS ON AMOUNT OF      Any withdrawal from an Investment Account must be
PARTIAL WITHDRAWALS           at least $300 or the entire balance of the
                              Investment Account, if less. If after the
                              withdrawal, the amount remaining in that
                              Investment Account is less than $100, then we will
                              consider the withdrawal request to be a request
                              for withdrawal of the entire amount held in the
                              Investment Account. If a partial withdrawal would
                              reduce the Contract Value to less than $300, or if
                              the amount requested is greater than or equal to
                              the amount available as a total withdrawal, then
                              we will treat the partial withdrawal request as a
                              total withdrawal of the Contract Value.

TABLE OF WITHDRAWAL             Number of Complete Years     Withdrawal Charge
CHARGES                       Payment has been in Contract       Percentage
                              ----------------------------   -----------------
                                            0                        7%
                                            1                        6
                                            2                        5
                                            3                        4
                                            4                        3
                                            5+                       0

                              Withdrawal charges are applied to liquidated purchase payments. Purchase payments are liquidated when the amount of a withdrawal during a Contract Year exceeds the free withdrawal amount for that year. The amount of the payments liquidated equals the amount of the withdrawal in excess of the free withdrawal amount. A total withdrawal liquidates all unliquidated purchase payments.


VENTURE.100-NY-REV.06                  [S.2]                            [SAMPLE]

FREE WITHDRAWAL AMOUNT        The Free Withdrawal Amount is defined as the
                              greater of:

                                 (a) the excess of the Contract Value on the
                                     date of withdrawal over the unliquidated
                                     Payments, or

                                 (b) the excess of (i) over (ii), where:


                                     (i)  equals 10% times the total Payments;
                                          and

                                     (ii) equals 100% of all prior partial
                                          withdrawals, in that Contract Year.


VENTURE.100-NY-REV.06                  [S.3]                            [SAMPLE]

[ENHANCED DEATH BENEFIT RIDER MARKETING NAME]
[RIDER DATE:]                                   [07/25/1997]
[RIDER FEE PERCENTAGE:]                         [0.20%]

[GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER
MARKETING NAME:]
[RIDER DATE]                                    [07/25/1997]
[RIDER FEE PERCENTAGE]                          [1.20%]

OWNER:                      [JOHN DOE]   OWNER'S AGE                        [46]
CO-OWNER                       [_____]   CO-OWNER'S AGE                  [_____]
ANNUITANT:                  [JOHN DOE]   ANNUITANT'S AGE:                   [46]
CO-ANNUITANT:                  [_____]   CO-ANNUITANT'S AGE              [_____]
BENEFICIAIRY         SEE ATTACHED LIST


VENTURE.100-NY-REV.06                       [S.4]                       [SAMPLE]

INITIAL ALLOCATION OF NET PAYMENT: (SEE REVERSE FOR ALL AVAILABLE OPTIONS)

                                         INITIAL      INITIAL GUARANTEE
FIXED INVESTMENT OPTIONS:             INTEREST RATE     PERIOD EXPIRES
-------------------------             -------------   -----------------
[6 MONTH DCA]                [25.00%]    [3.00%]         [01/25/1998]
[ONE YEAR FIXED]             [00.00%]    [3.00%]         [07/25/1998]
[12 MONTH DCA]               [00.00%]    [3.00%]         [07/25/1998]

THE INTEREST RATE FOR THE 6 [OR 12] MONTH DCA FIXED ACCOUNT OPTION MAY CONTAIN AN ENHANCEMENT THAT MAY NOT BE PROVIDED IN SUBSEQUENT GUARANTEE PERIODS [OR IN THE ONE YEAR FIXED ACCOUNT]

VARIABLE INVESTMENT OPTIONS:

[MID CAP CORE]               [75.00%]

TOTAL                        100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


VENTURE.100-NY-REV.06                       [S.5]                       [SAMPLE]

                          AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]

6 Month DCA

One Year
     1 Year Fixed Not Currently Available
     NO1YRFXD03

12 Month DCA
     12 Month DCA Not Currently Available
     NO12MODCA03

[VARIABLE INVESTMENT OPTIONS]

   [Science & Technology]           [Income & Value]
   [Pacific Rim Emerging Markets]   [Global Allocation]
   [Health Sciences]                [High Yield]
   [Small Cap Growth]               [Global Bond]
   [Mid Cap Stock]                  [Investment Quality Bond]
   [Natural Resources]              [Total Return]
   [Financial Services]             [American Bond]
   [International Opportunities]    [U.S. Government Securities]
   [International Small Cap]        [Money Market]
   [AF International]
   [International Value]            LIFESTYLE PORTFOLIOS:
   [International Stock]                 [Aggressive]
   [Mid Cap Core]                        [Growth]
   [Cap App]                             [Balanced]
   [AF Growth Fund]                      [Moderate]
   [Blue Chip Growth]                    [Conservative]
   [U.S. Large Cap]
   [Core Equity]                    INDEX PORTFOLIOS:
   [Classic Value]                       [SMALL CAP]
   [Real Estate Securities]              [International]
   [Small Cap Opportunities]             [Mid Cap]
   [Small Company Value]                 [Total Stock Market]
   [Value]                               [500]
   [Fundamental Value]                   [Index Allocation]
   [AF Growth-Income]
   [Equity-Income]


VENTURE.100-NY-REV.06                       [S.6]                       [SAMPLE]

                             BENEFICIARY INFORMATION

[Play Dough]


VENTURE.100-NY-REV.06                       [S.7]                       [SAMPLE]

PART 1                        DEFINITIONS
------                        --------------------------------------------------
WE AND YOU                    "We", "us" and "our" means John Hancock Life
                              Insurance Company of New York. "You" or "your"
                              means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the variable portion of this Contract
                              before the Maturity Date.

ANNUITANT                     Any individual person or persons whose life is
                              used to determine the duration of annuity payments
                              involving life contingencies. The Annuitant is as
                              designated on the Specifications Page, unless
                              changed.

ANNUITY OPTION                The method selected by you for annuity payments
                              made by us.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Maturity
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of an
                              Owner, or in certain circumstances, an Annuitant.

CONTRACT ANNIVERSARY          The anniversary of the Contract Date.

CONTRACT DATE                 The date of issue of this Contract as designated
                              on the Specifications Page.

CONTRACT VALUE                The total of your Investment Account Values and,
                              if applicable, any amount in the Loan Account
                              attributable to your Contract.

CONTRACT YEAR                 The period of twelve consecutive months beginning
                              on the Contract Date or any anniversary
                              thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes entitled
                              to receive the Contract proceeds if all
                              Beneficiaries die before the annuitant dies.

DEBT Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

DESIGNATED BENEFICIARY        For purposes of section 72(s) if the Internal
                              Revenue Code, the "designated beneficiary" under
                              the contract shall be the individual who is
                              entitled to receive the amounts payable on death
                              of an Owner, or if any Owner is not an individual,
                              on any change in, or death of, an Annuitant.

ENDORSEMENT                   An Endorsement modifies the contract to which it
                              is attached. Endorsements must be signed by an
                              officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of John Hancock Life Insurance
                              Company of New York other than assets in separate
                              accounts.

INTERNAL REVENUE CODE (IRC)   The Internal Revenue Code of 1986, as amended from
                              time to time, and any successor statute of similar
                              purposes.

INVESTMENT ACCOUNT            An account established by us which represents your
                              interest in an Investment Option prior to the
                              Maturity Date.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Account.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       1.1

INVESTMENT OPTIONS            The Investment Options can be either fixed or
                              variable. The Investment Options available under
                              this Contract are shown on the Specifications
                              Page.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.

MATURITY DATE                 The date on which annuity benefits commence. It is
                              the date specified on the Specifications Page,
                              unless changed.

NET PAYMENT                   The Payment less the amount of premium tax, if
                              any, deducted from the Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO OR TRUST            A separate portfolio of John Hancock Investment
PORTFOLIO                     Trust, a mutual fund in which the Variable Account
                              invests, or a portfolio of any other mutual fund
                              in which the Variable Account invests.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under sections 401, 403, 408 or 457, of
                              the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT              A segregated account of John Hancock Life
                              Insurance Company of New York that is not
                              commingled with our general assets and
                              obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable
                              Account. Each Sub-Account is invested in shares of
                              a different Trust Portfolio.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a
                              Trust Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the
                              net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              John Hancock Life Insurance Company of New York
                              Separate Account A.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount;
                              and (2) vary in relation to the investment
                              experience of one or more specified variable
                              Sub-Accounts.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       1.2

PART 2                        GENERAL PROVISIONS
------                        --------------------------------------------------
ENTIRE CONTRACT               The entire Contract consists of this Contract,
                              Endorsements and Riders, if any, and the
                              application, if one is attached to this Contract.
                              Only the President, a Vice President, or the
                              Secretary of the Company has authority to agree on
                              our behalf to any alteration of the Contract or to
                              any waiver of our rights or requirements. The
                              change or waiver must be in writing.

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                  We will not change or modify this Contract without
                              your consent except as may be required to make it
                              conform to any applicable law or regulation or any
                              ruling issued by a government agency.

BENEFICIARY                   The Beneficiary is as designated on the
                              Specifications Page, unless changed. However, if
                              there is a surviving Owner, that person will be
                              treated as the Beneficiary. If no such Beneficiary
                              is living, the Beneficiary is the "Contingent
                              Beneficiary". If no Beneficiary or Contingent
                              Beneficiary is living, the Beneficiary is the
                              estate of the deceased Owner.

CHANGE IN MATURITY DATE       Prior to the Maturity Date, you may change the
                              Maturity Date by written request at least one
                              month before both the previously specified
                              Maturity Date and the new Maturity Date. Once
                              elected, the new Maturity Date will become the
                              Maturity Date. The maximum Maturity Date will be
                              age 90. Any extension of the Maturity Date will be
                              subject to our prior approval.

ASSIGNMENT                    You may assign this Contract at any time prior to
                              the Maturity Date. No assignment will be binding
                              on us unless it is written in a form acceptable to
                              us and received at our Annuity Service Office. We
                              will not be liable for any payments made or
                              actions we take before the assignment is accepted
                              by us. An absolute assignment will revoke the
                              interest of any revocable Beneficiary. We will not
                              be responsible for the validity of any assignment.

CLAIMS OF CREDITORS           To the extent permitted by law, no benefits
                              payable under this Contract will be subject to the
                              claims of your, the Beneficiary's, or the
                              Annuitant's creditors.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of
AGE, SEX OR SURVIVAL          any person upon whose age, sex or survival any
                              payments depend. If the age or sex of the
                              Annuitant has been misstated, the benefits will be
                              those which the Payments would have provided for
                              the correct age and sex. If we have made incorrect
                              annuity payments, the amount of any underpayment,
                              adjusted with interest at 3% per annum, will be
                              paid immediately. The amount of any overpayment
                              will be deducted from future annuity payments
                              without adjustment for interest.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       2.1

ADDITION, DELETION OR         We reserve the right, subject to prior approval of
SUBSTITUTION OF INVESTMENT    the New York Superintendent of Insurance and in
OPTIONS                       compliance with applicable law, to make additions
                              to, deletions from, or substitutions for the
                              Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase.
                              We reserve the right to eliminate the shares of
                              any of the eligible Portfolios and to substitute
                              shares of another Portfolio of the Trust, or of
                              another open-end registered investment company, if
                              the shares of any eligible Portfolio are no longer
                              available for investment, or if in our judgment
                              further investment in any eligible Portfolio
                              should become inappropriate in view of the
                              purposes of the Variable Account. We will not
                              substitute any shares attributable to your
                              interest in a Sub-Account without notice to you
                              and prior approval of the Securities and Exchange
                              Commission to the extent required by the
                              Investment Company Act of 1940. Nothing contained
                              herein shall prevent the Variable Account from
                              purchasing other securities for other series or
                              classes of contracts, or from effecting a
                              conversion between shares of another open-end
                              investment company.

                              We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing
                              Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another
                              Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other
                              Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable
                              Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not
                              share in our profits or surplus earnings. We will
                              pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other contract
                              liabilities with respect to such account are not
                              chargeable with liabilities arising out of any
                              other business we may conduct. Moreover, the
                              income, gains and losses, realized or unrealized,
                              from assets allocated to the Variable Account
                              shall be credited to or charged against such
                              account without regard to our other income, gains
                              or losses.

SEPARATE ACCOUNT ASSETS       We will maintain, in the Separate Account, assets
                              with a value at least equal to the amounts
                              accumulated in accordance with the terms of the
                              applicable agreements with respect to the Separate
                              Account, and the reserves for annuities, in the
                              course of payment that vary with the investment
                              experience of the Separate Account.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we
                              consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you
                              make under this Contract must be in writing,
                              signed by you and received by us at the Annuity
                              Service Office. Unless otherwise provided in this
                              Contract, all notices, requests and elections will
                              be effective when received by us at our Annuity
                              Service Office, complete with all necessary
                              information and your signature.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction indicated on the Specifications Page.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       2.2

SECTION 72(S) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       2.3

PART 3                        OWNERSHIP
------                        ---------
GENERAL                       Before the Maturity Date, the Owner of this
                              Contract shall be the person, persons or entity
                              designated on the Specifications Page or the
                              latest change filed with us. On the Maturity Date
                              the Annuitant becomes the Owner of this Contract.
                              If amounts become payable to the Beneficiary under
                              this Contract, the Beneficiary becomes the Owner
                              of this Contract.

CHANGE OF OWNER, ANNUITANT,   Subject to the rights of an irrevocable
BENEFICIARY                   Beneficiary, you may change the Owner, Annuitant,
                              or Beneficiary by written request in a form
                              acceptable to us and which is received at our
                              Annuity Service Office. The Annuitant may not be
                              changed after the Maturity Date. You need not send
                              us the Contract unless we request it. Any change
                              must be approved by us. If approved, any change of
                              Owner, Annuitant, or Beneficiary will take effect
                              on the date the request is signed. We will not be
                              liable for any payments or actions we take before
                              the change is approved.

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                              Part 4, Benefits, Death Benefit Before Maturity
                              Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       3.1

PART 4                        BENEFITS
------                        --------
ANNUITY BENEFITS              We will pay a monthly income to the Annuitant, if
                              living, on the Maturity Date. Payments can be
                              fixed or variable, or a combination of fixed and
                              variable. Annuity benefits will commence on the
                              Maturity Date and continue for the period of time
                              provided for under the Annuity Option indicated on
                              the Specifications Page. On or before to the
                              Maturity Date, you may change the Annuity Option.

                              You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Once annuity payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this Contract.

                              We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE          A Death Benefit will be determined as of the date
MATURITY DATE                 on which written notice and proof of death and all
                              required claim forms are received at the Company's
                              Annuity Service Office as follows:

                              The Death Benefit will be determined as the greater of the Contract Value or the Minimum Death
                              Benefit described on the Specifications Page.

                              If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                              We will permit the Owner to limit the Death
                              Benefit option(s) to be offered any named
                              Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                              DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new
                              Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                              (a)  The Beneficiary becomes the Owner.

                              (b) The excess, if any, of the Death Benefit over the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death Benefit is determined.

                              (c) No additional Payments may be applied to the Contract.

                              (d)  If the Beneficiary is not the deceased
                                   Owner's spouse, the entire interest in the Contract must be distributed under one of the following options:

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       4.1

                                   (i) The entire interest in the Contract must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or

                                   (ii) the entire interest in the Contract must
                                        be distributed within 5 years of the
                                        Owner's Death.

                                   If the Beneficiary dies before the
                                   distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                               e) If the Beneficiary is the deceased Owner's spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary
                                   (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                              (f) Withdrawal Charges will be waived on any withdrawals.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If annuity payments have been selected based on an
MATURITY DATE                 Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or
                              after the Maturity Date, we will make the
                              remaining guaranteed payments to the Beneficiary.
                              Any remaining payments will be made as rapidly as
                              under the method of distribution being used as of
                              the date of the Annuitant's death. If no
                              Beneficiary is living, we will commute any unpaid
                              guaranteed payments to a single sum (on the basis
                              of the interest rate used in determining the
                              payments) and pay that single sum to the estate of
                              the last to die of the Annuitant and the
                              Beneficiary.


PROOF OF DEATH                Proof of death is required upon the death of the
                              Annuitant or the Owner. Proof of death is one of
                              the following received at the Annuity Service
                              Office:

                              (a)  A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                              (c)  Any other proof satisfactory to us.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       4.2

PART 5                        PAYMENTS
------                        --------
GENERAL                       All Payments under this Contract are payable at
                              our Annuity Service Office or such other place as
                              we may designate. Payment Limits are identified on
                              the Specifications Page.

NONPAYMENT OF PAYMENTS FOR    If, prior to the Maturity Date, no Payments have
THREE YEARS                   been made for three consecutive Contract Years,
                              and if both:

                              (a) the total Payments made, less any partial withdrawals, are less then $2,000; and

                              (b) the Contract Value at the end of such three year period is less than $2,000;

                              We may cancel this Contract and pay you the Contract Value (measured as of the Valuation
                              Period during which the cancellation occurs), less the Debt and Annual Administration Fee. We will provide you with 31 days prior written notice before canceling the Contract.

ALLOCATION OF NET PAYMENTS    When we receive Payments, the Net Payments will be
                              allocated among Investment Options in accordance
                              with the allocation percentages shown on the
                              Specifications Page. You may change the allocation
                              of subsequent Net Payments at any time, without
                              charge, by giving us written notice in a form
                              acceptable to us.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       5.1

PART 6                        VARIABLE ACCOUNT PROVISIONS
------                        ---------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you for each variable Investment Option to
                              which you allocate amounts. The Investment Account
                              represents the number of your Accumulation Units
                              in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Account is determined by (a) times (b) where:

                              (a)  equals the number of Accumulation Units
                                   credited to the Investment Account; and,

                              (b)  equals the value of the appropriate
                                   Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment
                              Accounts in the form of Accumulation Units. The
                              number of Accumulation Units to be credited to
                              each Investment Account of the Contract will be
                              determined by dividing the Net Payment allocated
                              to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT    The Accumulation Unit value for a particular
                              Investment Account for any Valuation Period is
                              determined by multiplying the Accumulation Unit
                              value for the immediately preceding Valuation
                              Period by the "net investment factor" for the
                              Valuation Period for which the value is being
                              determined. The value of an Accumulation Unit may
                              increase, decrease or remain the same from one
                              Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that
                              measures the investment performance of a
                              Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period
                              is determined by dividing (a) by (b) and
                              subtracting (c) from the result where:

                              (a)  is the net result of:

                                   1)   the net asset value per share of a
                                        Portfolio share held in the Sub-Account
                                        determined as of the end of the current
                                        Valuation Period, plus:

                                   2)   the per share amount of any dividend or
                                        capital gain distributions made by the
                                        Portfolio on shares held in the
                                        Sub-Account if the "ex-dividend" date
                                        occurs during the current Valuation
                                        Period, and

                              (b)  is the net asset value per share of a
                                   Portfolio share held in the Sub-Account
                                   determined as of the end of the immediately preceding Valuation Period, and

                              (c)  is the Asset Fee shown on the Specifications
                                   Page.

                              The net investment factor may be greater or less than, or equal to, one.


VENTURE.100-NY-REV.06                  6.1                              [SAMPLE]

PART 7                        FIXED ACCOUNT PROVISIONS
------                        ------------------------
INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you each time you allocate amounts to a fixed
                              Investment Option. Amounts invested in these
                              Investment Accounts will earn interest at the
                              guaranteed rate in effect on the date the amounts
                              are allocated for the duration of the guarantee
                              period.

                              We will determine the guaranteed rates from time to time for Net Payments, renewal amounts and amounts transferred to a fixed Investment Option.
                              In no event will the rate be less than the Minimum
                              Guaranteed Interest Rate on Fixed Accounts as specified in the Specifications Page.

                              We reserve the right to prohibit or restrict
                              Payments and transfers to the fixed Investment
                              Option(s) if the effective annual rate of interest that would apply to the Payment or transfer is equal to the Minimum Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications
                              Page.

                              If such restrictions on Payments or Transfers are not in effect on the Contract Date, we will provide at least 30 days prior written notice of any restrictions on Payments and transfers after the Contract Date. Prior written notice will specify the fixed Investment Option(s) that are affected by such restriction.

                              Any such restriction on Payments or Transfers to the fixed Investment Option(s) will not apply to automatic renewals of amounts already allocated to a fixed Investment Option(s). Renewal amount(s) are otherwise subject to the terms and conditions described in the Renewal provisions of the Contract.

                              We will provide notice in writing within 30 days of when restrictions on Payments or transfers to fixed Investment Option(s) are removed.

GUARANTEE PERIODS             For any amounts allocated to the fixed Investment
                              Options, you have the choice of the guarantee
                              periods available as shown on the Specifications
                              Page. The amount can be allocated into any
                              combination of the fixed Investment Options
                              offered under this Contract.

                              Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed Investment
                              Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment
                              Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed
                              Investment Option such that the guarantee period does not extend beyond the Maturity Date.

DOLLAR COST AVERAGING (DCA)   The DCA Investment Option may be elected by the
                              Owner to make automatic monthly transfers from a
                              fixed Investment Account to one or more variable
                              Investment Options. Only initial and subsequent
                              Net Payments may be allocated to the DCA
                              Investment Option. Amounts may not be transferred
                              from other Investment Options to the DCA
                              Investment Option.


VENTURE.100-NY-REV.06                  7.1                              [SAMPLE]

INVESTMENT ACCOUNT VALUE      The amount in the fixed Investment Accounts will
                              accumulate at a rate of interest determined by us
                              and in effect on the date the amount is allocated
                              to the Investment Account. The Investment Account
                              Value is the accumulated value of the amount
                              invested in the Investment Account reduced by any
                              withdrawals, loans, transfers or charges taken
                              from the Investment Account. In no event will the
                              sum of the Investment Account Values for all fixed
                              Investment Options be less than the Minimum
                              Investment Account Value.

MINIMUM INVESTMENT ACCOUNT
   VALUE The Minimum Investment Account Value is the sum of the amounts allocated to all fixed Investment
                              Accounts reduced by any withdrawals, loans, transfers or charges taken from all fixed
                              Investment Accounts, accumulated at the Minimum
                              Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications Page.


VENTURE.100-NY-REV.06                  7.2                              [SAMPLE]

PART 8                        ANNUITY PROVISIONS
------                        ------------------
VARIABLE ANNUITY PAYMENTS     The amount of the first Variable Annuity payment
                              is determined by applying the portion of the
                              Contract Value used to effect a Variable Annuity
                              (minus any applicable premium taxes) to the
                              appropriate table(s) contained in this Contract.
                              If the table in use by us on the Maturity Date is
                              more favorable to you, we will use that table. The
                              portion of the Contract Value used to effect a
                              Variable Annuity will be measured as of a date not
                              more than 10 business days prior to the Maturity
                              Date.

                              Subsequent payments will be based on the investment performance of one or more Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract Value used to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

                              Variable Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract, offered at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                              (a)  the Contract Value less applicable Withdrawal
                                   Charges; or

                              (b)  95% of the Contract Value.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each
GUARANTEE                     variable annuity payment will not be affected by
                              changes in mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Sub-Account
                              for any Valuation Period is determined as follows:

                              (a) The net investment factor for the Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding Valuation Period; and

                              (b) The result is adjusted to compensate for the interest rate assumed in the tables used to determine the first Variable Annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                              Period to the next.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       8.1

FIXED ANNUITY PAYMENTS        The amount of each Fixed Annuity payment is
                              determined by applying the portion of the Contract
                              Value used to effect a Fixed Annuity measured as
                              of a date not more than 10 business days prior to
                              the Maturity Date (minus any applicable premium
                              taxes) to the appropriate table(s) contained in
                              the Contract. If the table in use by us on the
                              Maturity Date is more favorable to the Owner, we
                              will use that table.

                              Fixed Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract, offered at the time, to the same class of annuitants. Since no such annuity contract currently exists, a comparable contract in an affiliated company will be used. Such an amount would be equal to the greater of:

                              (a)  the Contract Value less applicable Withdrawal
                                   Charges; or

                              (b)  95% of the Contract Value.

                              We guarantee the dollar amount of Fixed Annuity payments.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       8.2

PART 9                        TRANSFERS
------                        ---------

TRANSFERS BEFORE MATURITY     Before the Maturity Date, you may transfer amounts
DATE                          among Investment Accounts of the Contract. Amounts
                              will be canceled from the Investment Accounts from
                              which amounts are transferred and credited to the
                              Investment Account to which amounts are
                              transferred. We will effect such transfers so that
                              the Contract Value on the date of transfer will
                              not be affected by the transfer.

                              We reserve the right to defer, modify or terminate the transfer privilege at any time. Other transfer charges and limitations are identified on the Specifications Page.

                              Amounts may not be transferred from a fixed
                              Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                              We reserve the right to prohibit or restrict
                              Payments and transfers to the fixed Investment
                              Option(s) if the effective annual rate of interest that would apply to the Payment or transfer is equal to the Minimum Guaranteed Interest Rate on Fixed Accounts, as specified on the Specifications
                              Page.

                              If such restrictions on Payments or Transfers are not in effect on the Contract Date, we will provide at least 30 days prior written notice of any restrictions on Payments and transfers after the Contract Date. Prior written notice will specify the fixed Investment Option(s) that are affected by such restriction.

                              Any such restriction on Payments or Transfers to the fixed Investment Option(s) will not apply to automatic renewals of amounts already allocated to a fixed Investment Option(s). Renewal amount(s) are otherwise subject to the terms and conditions described in the Renewal provisions of the Contract.

                              We will provide notice in writing within 30 days of when restrictions on Payments or transfers to fixed Investment Option(s) are removed.

TRANSFERS ON OR AFTER         Once variable annuity payments have begun, you may
MATURITY DATE                 transfer all or part of the investment upon which
                              your variable annuity payments are based from one
                              Sub-Account to another. To do this, we will
                              convert the number of variable Annuity Units you
                              hold in the Sub-Account from which you are
                              transferring to a number of variable Annuity Units
                              of the Sub-Account to which you are transferring
                              so that the next annuity payment, if it were made
                              at that time, would be the same amount that it
                              would have been without the transfer. After the
                              transfer, the variable annuity payments will
                              reflect changes in the values of your new variable
                              Annuity Units. You must give us notice at least 30
                              days before the due date of the first variable
                              annuity payment to which the transfer will apply.

                              We reserve the right to defer, modify or terminate the transfer privilege at any time. Other transfer charges and limitations are identified on the Specifications Page.

                              After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity Option, or from a variable to a fixed Annuity Option.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       9.1

PART 10                       WITHDRAWAL PROVISIONS
-------                       ---------------------
CONTRACT VALUE                Your Contract Value is equal to the total of your
                              Investment Account Values and, if applicable, any
                              amount in the Loan Account attributable to the
                              Contract.

PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Contract
                              Value, less any Debt, at any time before the
                              earlier of the death of an Owner or the Maturity
                              Date, by sending us a written request. We will pay
                              all withdrawals within seven days of receipt at
                              the Annuity Service Office subject to postponement
                              in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Accounts for any period when: (1) the
                              New York Stock Exchange is closed (other than
                              customary weekend and holiday closings); (2)
                              trading on the New York Stock Exchange is
                              restricted; (3) an emergency exists as a result of
                              which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not
                              reasonably practicable to determine the value of
                              the Variable Account's net assets; or (4) the
                              Securities and Exchange Commission, by order, so
                              permits for the protection of security holders;
                              provided that applicable rules and regulations of
                              the Securities and Exchange Commission shall
                              govern as to whether the conditions described in
                              (2) and (3) exist.

                              We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 10 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the
                              entire Contract Value, we will terminate the
                              Contract and pay you the Contract Value, less any
                              applicable Debt, Withdrawal Charges and the Annual
                              Fee.

PARTIAL WITHDRAWAL            If you are withdrawing part of the Contract Value,
                              you should specify the amount that should be
                              withdrawn from each Investment Option of the
                              Contract. If there are multiple Investment
                              Accounts under a fixed Investment Option, the
                              requested amount from that Investment Option must
                              be withdrawn from those Investment Accounts on
                              first-in-first-out basis. If you do not specify,
                              the requested amount will be withdrawn in the
                              following order:

                              a) Variable Investment Accounts, on a pro rata basis,

                              b) Fixed Investment Options beginning with the shortest guarantee period first and the longest guarantee period last.

                              We will deduct the Withdrawal Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

                              Partial withdrawals will reduce the Minimum Death
                              Benefit, as described on the Specifications Page.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                      10.1

WITHDRAWAL CHARGE             If a withdrawal is made from the Contract before
                              the Maturity Date, a Withdrawal Charge (contingent
                              deferred sales charge) may be assessed against
                              Payments. The amount of the Withdrawal Charge and
                              when it is assessed is discussed below:

                              1.   The Free Withdrawal Amount is defined on the
                                   Specifications Page.

                                   The Free Withdrawal Amount may be withdrawn free of a Withdrawal Charge.

                                   The Free Withdrawal Amount will be applied to your requested withdrawal in the following order:

                                   (a)  withdrawals from the variable Investment
                                        Accounts,

                                   (b)  withdrawals from the fixed Investment
                                        Options beginning with the shortest
                                        guarantee period first and the longest
                                        guarantee period last.

                              2. If a withdrawal is made for an amount greater than the Free Withdrawal Amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc. until all Payments have been liquidated.

                              3. Any Payments liquidated may be subject to a Withdrawal Charge based on the length of time the Payment has been in the Contract. The
                                   Withdrawal Charge is determined by
                                   multiplying the amount of the Payment being liquidated by the applicable Withdrawal
                                   Charge Percentage obtained from the table shown on the Specifications Page.

                                   The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                              4. The Withdrawal Charge is deducted from the Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment Account less any applicable Withdrawal Charge.

FREQUENCY AND AMOUNT OF       You may make as many partial withdrawals as you
PARTIAL WITHDRAWALS           wish. Limitations on the amount of partial
                              withdrawals are set forth on the Specifications
                              Page.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                      10.2

PART 11                       FEES AND DEDUCTIONS
-------                       -------------------
ASSET FEE                     To compensate us for assuming mortality and
                              expense risks, and certain administration
                              expenses, we deduct from each variable Investment
                              Option a fee each Valuation Period at an annual
                              rate set forth on the Specifications Page. A
                              portion of this Asset Fee may also be used to
                              reimburse us for distribution expenses. This fee
                              is reflected in the Net Investment Factor used to
                              determine the value of Accumulation Units and
                              Annuity Units of the Contract.

ANNUAL FEE                    To compensate us for assuming certain
                              administrative expenses, we may charge an Annual
                              Fee if specified on the Specifications Page. The
                              Annual Fee deducted from the Fixed Investment
                              Accounts will not exceed $30. Prior to the
                              Maturity Date, the Annual Fee is deducted on each
                              Contract Anniversary. It is withdrawn from each
                              Investment Option in the same proportion that the
                              value of the Investment Accounts of each
                              Investment Option bears to the Contract Value. If
                              the Contract Value is totally withdrawn on any
                              date other than the Contract Anniversary, we
                              will deduct the total amount of the Annual Fee
                              from the amount paid. After the Maturity Date, the
                              Annual Fee is deducted on a pro rata basis from
                              each annuity payment. However, the Annual Fee will
                              not reduce the annuity payments below the amount
                              that would result from the application of the
                              annuity payment rates stated in Part 13, Payment
                              of Contract Benefits.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                      11.1

PART 12                       LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
-------                       --------------------------------------------------
GENERAL                       This loan provision applies only to certain
                              Qualified Contracts. All provisions and terms of a
                              loan are included in the Qualified Plan
                              Endorsement, if attached.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                      12.1

PART 13                       PAYMENT OF CONTRACT BENEFITS
-------                       ----------------------------
GENERAL                       Benefits payable under this Contract may be
                              applied in accordance with one or more of the
                              Annuity Options described below, subject to any
                              restrictions of Internal Revenue Code section
                              72(s). Once annuity payments commence, the Annuity
                              Option may not be changed. The "Life 10-year
                              certain" Annuity Option described under part b) of
                              Options 1 and 2 below will be the default Annuity
                              Option, unless you request another, any time on or
                              before the Maturity Date.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the
                              Annuity Options described below, you may choose an
                              alternate form of settlement acceptable to us.
                              Once annuity payments commence, the form of
                              settlement may not be changed.

DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS

                              a) Life Non-Refund. We will make payments during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                              b) Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.

                              Option 2: Joint and Survivor Life Annuity

                              The second Annuitant named shall be referred to as the Co-Annuitant.

                              a) Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                              b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                      13.1

TABLE OF ANNUITY PAYMENT RATES

ANNUITY PAYMENT RATES         The annuity payment rates on the attached tables
                              show, for each $1,000 applied, the dollar amount
                              of both: (a) the first monthly variable annuity
                              payment based on the assumed interest rate of 3%
                              per year; and (b) the monthly fixed annuity
                              payment, when this payment is based on the minimum
                              guaranteed interest rate of 3% per year. The
                              annuity payment rates for payments made on a less
                              frequent basis (quarterly, semiannual or annual)
                              will be quoted by us upon request.

                              The annuity payment rates are based on the 1983
                              Table A projected at Scale G with interest at the rate of 3% per year, and assume births in the year
                              1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The actual age is determined based on the actual age nearest birthday at the time the first monthly annuity payment is due. The adjusted age is determined by adjusting the actual age in accordance with the following table:

                              Calendar Year of Birth   Adjustment to Actual Age
                              ----------------------   ------------------------
                                     1899 - 1905                 +6
                                     1906 - 1911                 +5
                                     1912 - 1918                 +4
                                     1919 - 1925                 +3
                                     1926 - 1932                 +2
                                     1933 - 1938                 +1
                                     1939 - 1945                  0
                                     1946 - 1951                 -1
                                     1952 - 1958                 -2
                                     1959 - 1965                 -3
                                     1966 - 1972                 -4
                                     1973 - 1979                 -5
                                     1980 - 1986                 -6
                                     1987 - 1993                 -7
                                        1994 +                   -8


                              The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       T.1

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

Option 1(A): Non-Refund

Adjusted Age
of Annuitant    Male   Female
------------   -----   ------
     55         4.27    3.86
     60         4.69    4.19
     65         5.25    4.61
     70         6.02    5.19
     75         7.01    5.99
     80         8.34    7.10
     85        10.13    8.64

Option 1(B): 10-Year Certain

Adjusted Age
of Annuitant   Male    Female
------------   -----   ------
     55         4.22    3.84
     60         4.61    4.15
     65         5.10    4.55
     70         5.71    5.07
     75         6.42    5.73
     80         7.20    6.52
     85         7.97    7.37

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund

                     Age of Co-Annuitant
------------------------------------------------------------
Adjusted
Age of Male   10 Years   5 Years   Same   5 Years   10 Years
Annuitant      Younger   Younger    Age    Older      Older
-----------   --------   -------   ----   -------   --------
     55         3.25      3.39     3.55     3.72      3.87
     60         3.41      3.60     3.81     4.02      4.21
     65         3.62      3.87     4.14     4.41      4.67
     70         3.89      4.21     4.57     4.95      5.29
     75         4.24      4.67     5.17     5.67      6.11
     80         4.71      5.30     5.97     6.63      7.19
     85         5.35      6.15     7.05     7.92      8.60

Option 2(B): 10 Year Certain

                     Age of Co-Annuitant
------------------------------------------------------------
Adjusted
Age of Male   10 Years   5 Years   Same   5 Years   10 Years
Annuitant      Younger   Younger    Age    Older      Older
-----------   --------   -------   ----   -------   --------
     55         3.25       3.39    3.55     3.72      3.87
     60         3.41       3.60    3.80     4.01      4.21
     65         3.62       3.86    4.13     4.41      4.66
     70         3.89       4.21    4.56     4.92      5.24
     75         4.24       4.66    5.13     5.58      5.95
     80         4.69       5.25    5.85     6.39      6.78
     85         5.28       6.00    6.71     7.27      7.67

Monthly installments for ages not shown will be furnished on request.

VENTURE.100-NY-REV.06                                                   [SAMPLE]


                                       T.2

JOHN HANCOCK LIFE INSURANCE                               (JOHNHANCOCK (R) LOGO)
COMPANY OF NEW YORK